Exhibit 4.4
EXECUTION VERSION

2011-A EXCHANGE NOTE SUPPLEMENT
to
AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
Dated as of December 1, 2006
among
CAB EAST LLC,
CAB WEST LLC and
FCALM, LLC
as Borrowers,
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,
HTD LEASING LLC,
as Collateral Agent
and
FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer
Dated as of June 1, 2011

i

Schedule A Collateral Leases and Collateral Leased Vehicles in 2011-A Reference Pool	SA-1
Exhibit A Form of 2011-A Exchange Note	EA-1
Appendix 1 Usage and Definitions	A1-1

ii

     2011-A EXCHANGE NOTE SUPPLEMENT, dated as of June 1, 2011 (this “Supplement”), by and among CAB EAST LLC, a Delaware limited liability company, CAB WEST LLC, a Delaware limited liability company, and FCALM, LLC, a Delaware limited liability company, as borrowers (each, a “Borrower” and collectively, the “Borrowers”), FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and not in its individual capacity, and HTD LEASING LLC, a Delaware limited liability company, as collateral agent (the “Collateral Agent”).
     Section 4.01 of the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006 (the “Credit and Security Agreement”), among the Borrowers, the Lender and Servicer, the Administrative Agent and the Collateral Agent provides that the parties thereto may at any time and from time to time enter into a supplement to the Credit and Security Agreement for the purpose of authorizing the issuance, execution and authentication of one or more Exchange Notes.
     The Lender has tendered the notice required by Section 4.02(e)(i) of the Credit and Security Agreement and enters into this Supplement with the parties thereto as required by Section 4.02(e)(ii) of the Credit and Security Agreement to provide for the issuance, authentication and delivery of the 2011-A Exchange Note.
     The parties to this Supplement wish to create the 2011-A Exchange Note and specify the principal terms thereof.
ARTICLE I
USAGE AND DEFINITIONS
     Section 1.1. Usage and Definitions. Capitalized terms used but not otherwise defined in this Supplement are defined in Appendix 1 or, if not defined in Appendix 1, are defined in Appendix A to the Credit and Security Agreement. Appendix A also contains rules as to usage applicable to this Supplement and is incorporated by reference into this Supplement.
ARTICLE II
THE 2011-A EXCHANGE NOTE
     Section 2.1. Creation and Designation.
     (a) There is hereby created an Exchange Note to be issued pursuant to the Credit and Security Agreement and this Supplement to be known as the “2011-A Exchange Note.”
     (b) The terms of the 2011-A Exchange Note are as follows:
     (i) the Exchange Note Issuance Date is July 5, 2011;
     (ii) the Exchange Note Initial Principal Balance for the 2011-A Exchange Note is $1,088,903,936.04;

     (iii) the Cutoff Date for the 2011-A Reference Pool is June 1, 2011;
     (iv) the Exchange Note Interest Rate for the 2011-A Exchange Note is 1.93%;
     (v) the Final Scheduled Payment Date for 2011-A Exchange Note is January 15, 2016; and
     (vi) the 2011-A Exchange Note will be issued as a single class.
     Section 2.2. Form of Execution, Authentication and Delivery of the 2011-A Exchange Note; Delivery and Payment for the 2011-A Exchange Note.
     (a) The 2011-A Exchange Note, together with the Administrative Agent’s certificate of authentication on such Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A and will satisfy the requirements of Sections 4.01 and 4.02 of the Credit and Security Agreement. The 2011-A Exchange Note may be Transferred only in whole and not in part.
     (b) Each of the Borrowers and the other parties to this Supplement will execute or acknowledge, as applicable, and the Borrowers will deliver to the Administrative Agent (i) the 2011-A Exchange Note for authentication and (ii) this Supplement, and following receipt thereof and satisfaction of the conditions set forth in Section 4.02(e) of the Credit and Security Agreement, the Administrative Agent will (A) acknowledge this Supplement and (B) authenticate and deliver the 2011-A Exchange Note in accordance with Section 4.02(f) of the Credit and Security Agreement.
     (c) Each of the Borrowers represents and warrants that upon satisfaction of the conditions set forth in Sections 2.2(a) and (b), the 2011-A Exchange Note will have been duly authorized, executed and delivered under this Supplement.
     (d) The 2011-A Exchange Note will state that (i) if an Insolvency Event occurs with respect to any of the Borrowers thereunder, any claim that the 2011-A Exchange Noteholder may seek to enforce at any time against any of the Borrowers thereunder will be limited in recourse to the 2011-A Reference Pool (except to the extent of the 2011-A Shared Amounts), (ii) if, notwithstanding clause (i), the 2011-A Exchange Noteholder is deemed to have any claim against the assets of the Borrowers thereunder other than the assets included in the 2011-A Reference Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers thereunder and all related hedging arrangements and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
     (e) Because FCALM, LLC does not own any of the Collateral Leases or Collateral Leased Vehicles that are included in the 2011-A Reference Pool, the parties to this Supplement agree that FCALM, LLC’s execution of the 2011-A Exchange Note will be in the form of an acknowledgement and consent.

     Section 2.3. Transfer Restrictions with Respect to the 2011-A Exchange Note. By acceptance of the 2011-A Exchange Note, the 2011-A Exchange Noteholder agrees with and makes, as of the date of this Supplement, the representations set forth in Section 4.04(f) of the Credit and Security Agreement.
     Section 2.4. Interest Payments on the 2011-A Exchange Note. For each Payment Date, the amount of interest due with respect to the 2011-A Exchange Note (the “Accrued Exchange Note Interest”) will be an amount equal to the sum of the Exchange Note Monthly Interest and the Exchange Note Interest Shortfall. For each Payment Date, (a) the “Exchange Note Monthly Interest” will be an amount equal to the aggregate amount of interest accrued on the Exchange Note Balance of the 2011-A Exchange Note at the Exchange Note Interest Rate for the related Exchange Note Interest Period and (b) the “Exchange Note Interest Shortfall” will be an amount equal to the excess, if any, of the Accrued Exchange Note Interest for the preceding Payment Date over the amount of interest that was paid to the 2011-A Exchange Noteholder on such preceding Payment Date, together with interest on such excess amount, to the extent lawful, at the Exchange Note Interest Rate for the related Exchange Note Interest Period.
     Section 2.5. Payments of Principal on the 2011-A Exchange Note.
     (a) For each Payment Date, the amount of principal payable on the 2011-A Exchange Note (the “Exchange Note Principal Payment Amount”) will be an amount equal to the sum of (i) the excess of (A) the Pool Balance as of the first day of the related Collection Period over (B) the Pool Balance as of the first day of the Collection Period that includes the Payment Date plus (ii) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on the prior Payment Date. The entire outstanding Exchange Note Balance will become due and payable on the Exchange Note Final Scheduled Payment Date.
     (b) Notwithstanding the foregoing, the entire unpaid Exchange Note Balance will be due and payable on the date on which an Exchange Note Default with respect to the 2011-A Exchange Note has occurred and is continuing, and the 2011-A Exchange Noteholder has declared the 2011-A Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.
     Section 2.6. Reserve Account.
     (a) In connection with the issuance of the 2011-A Exchange Note, the Servicer will establish a segregated trust account pursuant to the Servicing Supplement which will be designated as the “Reserve Account.”
     (b) On the 2011-A Closing Date, the Depositor will deposit, or cause to be deposited, the Reserve Initial Deposit into the Reserve Account.
     (c) On each Payment Date, the Indenture Trustee will deposit into the Reserve Account all amounts available in accordance with Section 5.1(e) until the amount on deposit therein is equal to the Required Reserve Amount.
     (d) On each Payment Date, the Indenture Trustee will withdraw the Reserve Account Draw Amount from the Reserve Account and apply such amount in accordance with Section 5.1.

     (e) Following the liquidation of the 2011-A Collateral upon the occurrence of any Event of Default that has resulted in an acceleration of the Notes, the Indenture Trustee will apply all amounts then on deposit in the Reserve Account (other than investment earnings) in accordance with Section 8.2(d) of the Indenture.
ARTICLE III
THE 2011-A REFERENCE POOL
     Section 3.1. The 2011-A Reference Pool.
     (a) The 2011-A Exchange Note will be payable primarily from Collections on the Collateral Leases and Collateral Leased Vehicles included in the 2011-A Reference Pool in accordance with the priorities set forth in Section 5.1. For purposes of determining the Collections that are applicable to the 2011-A Reference Pool, the Collateral Leases and Collateral Leased Vehicles included in the 2011-A Reference Pool will be deemed to have been included in the 2011-A Reference Pool from and after the Cutoff Date. A schedule of Leases is attached as Schedule A.
     (b) Collateral Leases and Collateral Leased Vehicles included in the 2011-A Reference Pool will not be included in the Revolving Facility Pool or in any other Reference Pool (other than after a reallocation of a Collateral Lease and the related Collateral Leased Vehicle by the Servicer pursuant to Section 3.5 of the Servicing Supplement) and no Collateral Leases or Collateral Leased Vehicles included in the Revolving Facility Pool or any other Reference Pool after the Cutoff Date will be included in the 2011-A Reference Pool.
     (c) Upon repayment in full of the 2011-A Exchange Note, the 2011-A Reference Pool will be deemed to be terminated and the Collateral Leases and Collateral Leased Vehicles included in the 2011-A Reference Pool will be reallocated to the Revolving Facility Pool.
ARTICLE IV
EXCHANGE NOTE DEFAULTS AND REMEDIES
     Section 4.1. 2011-A Exchange Note Defaults. The Exchange Note Defaults applicable to the 2011-A Exchange Note are set forth in Section 6.04 of the Credit and Security Agreement.
     Section 4.2. Exchange Note Remedies.
     (a) If a Facility Default or an Exchange Note Default has occurred, the 2011-A Exchange Noteholder may take the actions set forth in Section 6.05(a) of the Credit and Security Agreement.
     (b) Any Secured Party may submit a bid with respect to any such liquidation or sale of the Collateral included in the 2011-A Reference Pool pursuant to Section 6.05(a)(ii)(z) of the Credit and Security Agreement.

ARTICLE V
APPLICATION OF COLLECTIONS ON THE 2011-A REFERENCE POOL
     Section 5.1. Application of Collections on the 2011-A Reference Pool Where No Facility Default or Exchange Note Default Has Occurred. On each Payment Date (except with respect to any proceeds of any liquidation or sale of the Collateral after the 2011-A Exchange Note is accelerated following a Facility Default or an Exchange Note Default), the Indenture Trustee will, with respect to the 2011-A Reference Pool (based on the information contained in the Monthly Investor Report delivered before such Payment Date pursuant to Section 6.1 of the Servicing Supplement), withdraw from the Exchange Note Collection Account an amount equal to the 2011-A Collections for such Payment Date and apply such amounts, together with any Shared Amounts allocated to the 2011-A Exchange Note and the Reserve Account Draw Amount, if any, in accordance with the following order of priority:
     (a) to the Servicer, the Reference Pool Servicing Fee and any Advance Reimbursement Amount for the related Collection Period, to the extent that such amounts have not been paid from 2011-A Collections that have been retained by the Servicer pursuant to the Servicing Supplement;
     (b) to the 2011-A Exchange Noteholder, the Accrued Exchange Note Interest;
     (c) to the 2011-A Exchange Noteholder, (i) on any Payment Date other than an Exchange Note Redemption Date, the Exchange Note Principal Payment Amount, as a payment of principal of the 2011-A Exchange Note until the Exchange Note Balance has been reduced to zero or (ii) on the Exchange Note Redemption Date, an amount equal to the Exchange Note Purchase Price (to the extent such amount has not been paid pursuant to clause (b) above);
     (d) to the 2011-A Exchange Noteholder, the amount, in any, necessary to cover any shortfall in payment under Sections 8.2(b)(i) through (vi) of the Indenture on such Payment Date;
     (e) to the Reserve Account, the amount, if any, required for the amount on deposit in the Reserve Account to equal the Required Reserve Amount;
     (f) to be applied as Shared Amounts with respect to any other Exchange Note as to which an Exchange Note Default described in Sections 6.04(a)(i) or 6.04(a)(ii) of the Credit and Security Agreement has occurred and is continuing (and, should there be more than one Exchange Note other than the 2011-A Exchange Note, the amounts applied pursuant to this clause (f) will be allocated as Shared Amounts among such Exchange Notes pro rata based on their respective Exchange Note Allocation Percentages); and
     (g) all remaining funds, to be applied as Revolving Facility Pool Additional Amounts in the manner and in the priority set forth in Section 10.02 of the Credit and Security Agreement.
     All amounts payable to the 2011-A Exchange Noteholder pursuant to this Section 5.1 and pursuant to Section 5.2 will be deposited by the Indenture Trustee into the Collection Account.
     Section 5.2. Modified Priorities Following Liquidation. Notwithstanding Section 5.1, following the acceleration of the 2011-A Exchange Note upon a Facility Default or Exchange Note

Default, the proceeds of the sale or liquidation of any portion of the Collateral included in the 2011-A Reference Pool pursuant to Section 6.05(a)(ii)(z) of the Credit and Security Agreement will be applied in accordance with the following priorities:
     (a) to pay to the Collateral Agent any amounts due with respect to the 2011-A Exchange Note or the 2011-A Reference Pool under Section 3.01(c) of the Credit and Security Agreement or Article VIII of the Credit and Security Agreement to the extent such amounts have not been paid by the Borrowers or the Titling Company Administrator;
     (b) to pay to the Administrative Agent any amounts due with respect to the 2011-A Exchange Note or the 2011-A Reference Pool under Section 7.05 of the Credit and Security Agreement or Article VIII of the Credit and Security Agreement;
     (c) to make the payments described in Section 5.1(a);
     (d) to make payments to the 2011-A Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 2011-A Exchange Note and any interest on such accrued and unpaid interest at the Exchange Note Interest Rate;
     (e) to make payments to the 2011-A Exchange Noteholder, to the extent necessary to reduce the Exchange Note Balance to zero;
     (f) to make payments in the manner described in Section 5.1(f); and
     (g) to make payments in the manner described in Section 5.1(g).
ARTICLE VI
SECURITY INTEREST
     Section 6.1. Security Interest. Each Borrower hereby confirms its grant under the Credit and Security Agreement of a security interest in the Collateral to the Collateral Agent. In addition, each Borrower hereby grants to the Collateral Agent on behalf of the Secured Parties a security interest in the Collateral.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Amendments.
     (a) This Supplement may be amended in accordance with Article IX of the Credit and Security Agreement; provided that the Administrative Agent will provide or withhold consent with respect to any proposed amendment to this Supplement or the Credit and Security Agreement that materially affects the rights or obligations of the Servicer with respect to the Collateral Specified Interests and the 2011-A Reference Pool, only as directed by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.

     (b) Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee and each of the Rating Agencies and (ii) the Indenture Trustee will notify each holder of a Note of the substance of such amendment.
     Section 7.2. 2011-A Exchange Noteholders Entitled to Benefits of this Supplement. Ford Credit will be the initial 2011-A Exchange Noteholder. Any subsequent 2011-A Exchange Noteholder, by accepting the 2011-A Exchange Note, will be deemed to have agreed to the terms and conditions of the Credit and Security Agreement and this Supplement and will be entitled to the benefits of the Credit and Security Agreement and this Supplement with the same effect as if such 2011-A Exchange Noteholder had been a party thereto or hereto.
     Section 7.3. GOVERNING LAW. THIS SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS SUPPLEMENT.
     Section 7.4. Submission to Jurisdiction; Service of Process. The Administrative Agent submits to the nonexclusive jurisdiction of any United States District Court sitting in Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Supplement. The Administrative Agent irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Administrative Agent irrevocably appoints U.S. Bank Trust National Association, at its Corporate Trust Office, as its authorized agent on which any and all legal process may be served in any such legal proceeding brought in any such court. If for any reason such agent ceases to be available to act as such, the Administrative Agent agrees to designate a new agent in the State of Delaware for receipt of service of legal process.
     Section 7.5. Severability. If any one or more of the covenants, agreements or terms of this Supplement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements, provisions and terms of this Supplement and will in no way affect the validity, legality or enforceability of the remaining parts of this Supplement.
     Section 7.6. Counterparts. This Supplement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.
     Section 7.7. Headings. The headings in this Supplement are included for convenience only and will not affect the meaning or interpretation of this Supplement.
     Section 7.8. No Petition. Each party to this Supplement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received with respect to any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any

Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 2011-A Exchange Note, the Notes, this Supplement or any of the other 2011-A Basic Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.
[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

CAB EAST LLC, as a Titling Company
By:
Name:
Title:

CAB WEST LLC, as a Titling Company
By:
Name:
Title:

FCALM, LLC, as a Titling Company
By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC, as Lender and as Servicer
By:
Name:
Title:

[Signature Page to Exchange Note Supplement]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent
By:
Name:
Title:

HTD LEASING LLC, as Collateral Agent
By:
Name:
Title:

[Signature Page to Exchange Note Supplement]

Schedule A
Collateral Leases and Collateral Leased Vehicles in 2011-A Reference Pool
(On File with Collateral Agent)

SA-1

Exhibit A
Form of 2011-A Exchange Note
     THIS 2011-A EXCHANGE NOTE MAY BE TRANSFERRED ONLY IN WHOLE AND NOT IN PART. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.
     THE HOLDER OF THIS 2011-A EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS ACQUISITION AND HOLDING OF THIS 2011-A EXCHANGE NOTE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE BY REASON OF THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION AND HOLDING OF THIS 2011-A EXCHANGE NOTE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF SUCH SIMILAR LAW).
     THE PRINCIPAL OF THIS 2011-A EXCHANGE NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS 2011-A EXCHANGE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED

No. 1	$[ ]
[     ]% 2011-A EXCHANGE NOTE
     CAB EAST LLC and CAB WEST LLC, as Borrowers (the “Borrowers”), for value received, hereby promise to pay to FORD CREDIT AUTO LEASE TRUST 2011-A, as 2011-A Exchange Noteholder (the “2011-A Exchange Noteholder”) for its benefit and the benefit of the other transferees from time to time acquiring interests herein pursuant to the Exchange Note Supplement, dated as of June 1, 2011 (the “Exchange Note Supplement”) among the Borrowers, FCALM, LLC, Ford Motor Credit Company LLC, as Lender and Servicer, U.S. Bank National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, and other transferees or registered assigns, the principal sum of [     ] DOLLARS AND [     ] CENTS ($[     ]) payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date pursuant to Section 2.5 of the Exchange Note Supplement; provided, however, that (i) the entire unpaid principal amount of this Note will be due and payable on the [     ] Payment Date (the “Exchange Note Final Scheduled Payment Date”) and (ii) the 2011-A Exchange Note may be redeemed earlier than the Exchange Note Final Scheduled Payment Date pursuant to Section 5.1 of the Servicing Supplement, dated as of June 1, 2011, among Ford Motor Credit Company LLC, as Servicer, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD Leasing LLC, as Collateral Agent (the “Servicing Supplement”). Capitalized terms used but not defined in this 2011-A Exchange Note are defined in Appendix 1 to the Exchange Note Supplement or Appendix A to the Credit and Security Agreement. Appendix 1 and Appendix A also contain rules as to usage applicable to this 2011-A Exchange Note.
     The payment of interest on, and principal of, this 2011-A Exchange Note will constitute the joint and several obligation of the Borrowers.
     The Borrowers will pay interest on this 2011-A Exchange Note in an amount equal to the Accrued Exchange Note Interest until the principal of this 2011-A Exchange Note is paid or made available for payment. The amount of interest due on this 2011-A Exchange Note on each Payment Date will be calculated on the basis of the Exchange Note Balance outstanding as of the first day of such Exchange Note Interest Period (after giving effect to all payments of principal made on the preceding Payment Date), and will be subject to certain limitations contained in Section 2.4 of the Exchange Note Supplement. Such principal of and interest on this 2011-A Exchange Note will be paid in the manner specified on the reverse hereof.
     The principal of and interest on this 2011-A Exchange Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Borrowers with respect to this 2011-A Exchange Note will be applied to interest on and principal of this 2011-A Exchange Note in the manner set forth in the Exchange Note Supplement.

     Reference is made to the further provisions of this 2011-A Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 2011-A Exchange Note.
     Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 2011-A Exchange Note will not be entitled to any benefit under the Credit and Security Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.
[Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the Borrowers below has caused this instrument to be signed, manually or in facsimile, by its Authorized Person, as of the date set forth below.

CAB EAST LLC, as a Titling Company
By:
Name:
Title:

CAB WEST LLC, as a Titling Company
By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO:
FCALM, LLC,
     as a Titling Company

By:

Name:
Title:

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION
     This is the 2011-A Exchange Note designated above and referred to in the within-mentioned Exchange Note Supplement.
Date: June ___, 2011

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent
By:
Responsible Person

REVERSE OF 2011-A EXCHANGE NOTE
     This 2011-A Exchange Note is one of the duly authorized issue of Exchange Notes, which may be issued under the Credit and Security Agreement, to which Credit and Security Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrowers, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholders. This 2011-A Exchange Note is subject to all terms of the Credit and Security Agreement and the Exchange Note Supplement. In the event of a conflict between the terms of this 2011-A Exchange Note, the terms of the Credit and Security Agreement and the terms of the Exchange Note Supplement, the Exchange Note Supplement will prevail.
     Interest on and principal of this 2011-A Exchange Note will be payable in accordance with the priority of payments set forth in Section 5.1 of the Exchange Note Supplement.
     Principal of this 2011-A Exchange Note will be payable on each Payment Date in an amount equal to the Exchange Note Principal Payment Amount for such Payment Date. “Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing July 15, 2011.
     As described on the face hereof, the entire unpaid principal amount of this 2011-A Exchange Note will be due and payable on the Exchange Note Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of this 2011-A Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to this 2011-A Exchange Note has occurred and is continuing and the 2011-A Exchange Noteholder has declared this 2011-A Exchange Note to be immediately due and payable in the manner provided in the Credit and Security Agreement.
     Payments of interest on this 2011-A Exchange Note on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this 2011-A Exchange Note, will be made to the account of the 2011-A Exchange Noteholder either by wire transfer in immediately available funds, to the account of such 2011-A Exchange Noteholder or an account designated by the 2011-A Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 2011-A Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 2011-A Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 2011-A Exchange Note on a Payment Date or the Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 2011-A Exchange Note in the manner set forth in Section 4.06(b) of the Credit and Security Agreement. Such payments will be made without requiring that this 2011-A Exchange Note be submitted for notation of payment. Any reduction in the principal amount of this 2011-A Exchange Note effected by any payments made on any Payment Date will be binding upon all future 2011-A Exchange Noteholders of this 2011-A Exchange Note and of any 2011-A Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Exchange Note Supplement and the Credit and Security Agreement, for payment in full of the then remaining unpaid principal amount of this 2011-A Exchange Note on a Payment Date, then the Administrative Agent will notify the 2011-A Exchange Noteholder of the date on which the Borrowers expect that the final installment of principal of and interest on this 2011-A Exchange Note will be paid not later than 5 days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of this 2011-A Exchange Note and will specify the place where the 2011-A Exchange Note may be presented and surrendered for payment of such installment.
     As provided in the Servicing Supplement, this 2011-A Exchange Note may be purchased by the Servicer, in whole but not in part, in the manner and to the extent described in Section 5.1 of the Servicing Supplement.
     The transfer of this 2011-A Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Credit and Security Agreement and the Exchange Note Supplement. Subject to the satisfaction of such restrictions and limitations, the transfer of this 2011-A Exchange Note may be registered on the Exchange Note Register upon surrender of this 2011-A Exchange Note for registration of transfer at the office or agency designated by the Borrowers pursuant to the Credit and Security Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the 2011-A Exchange Noteholder hereof or the 2011-A Exchange Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Exchange Note Registrar, and thereupon a new 2011-A Exchange Note in the same aggregate principal amount will be issued to the designated transferee. No service charge will be charged for any registration of transfer or exchange of this 2011-A Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
     The 2011-A Exchange Noteholder, by accepting this 2011-A Exchange Note acknowledges and agrees that (i) if an Insolvency Event occurs with respect to any of the Borrowers, any claim that the 2011-A Exchange Noteholder may seek to enforce at any time against any of the Borrowers will be limited in recourse to the 2011-A Reference Pool (except to the extent of Shared Amounts allocated to the 2011-A Exchange Noteholder pursuant to Section 5.1 of the Exchange Note Supplement) and (ii) if, notwithstanding clause (i), the 2011-A Exchange Noteholder is deemed to have any claim against the assets of the Borrowers other than the assets included in the 2011-A Reference Pool, whether by operation of law, legal process, pursuant to insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (A) all other Exchange Notes and (B) in the case of assets allocated to a Specified Interest other than the Collateral Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrowers and all related hedging arrangements.
     THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(A) OF THE BANKRUPTCY CODE.

     In addition, the 2011-A Exchange Noteholder, by accepting this 2011-A Exchange Note, consents to the Administrative Agent’s delegation under the HTD Administration Agreement to the Collateral Agent Administrator of certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to the Credit and Security Agreement.
     The 2011-A Exchange Noteholder, by accepting this 2011-A Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and the outstanding Securities (as defined in the related Titling Company Agreement), it will not institute against the Titling Companies or the Holding Companies, or join in any institution against the Titling Companies or the Holding Companies of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to this 2011-A Exchange Note, the Credit and Security Agreement, the Exchange Note Supplement or any of the other 2011-A Basic Documents.
     The Borrowers have entered into the Exchange Note Supplement and this 2011-A Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 2011-A Exchange Note will qualify as indebtedness of the Borrowers. The 2011-A Exchange Noteholder, by its acceptance of this 2011-A Exchange Note, will be deemed to agree to treat this 2011-A Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes as indebtedness of the Borrowers.
     Prior to the due presentment for registration of transfer of this 2011-A Exchange Note, the Borrowers and the Administrative Agent and any agent of the Borrowers or the Administrative Agent may treat the Person in whose name this 2011-A Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 2011-A Exchange Note be overdue, and, to the fullest extent permitted by applicable law, none of the Borrowers, the Administrative Agent or any such agent will be affected by notice to the contrary.
     The Credit and Security Agreement permits the amendment thereof (in any manner and for any purpose) by the Borrowers, the Collateral Agent, the Lender and the Administrative Agent so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment. The Credit and Security Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Noteholders; provided certain conditions are satisfied. Any such consent by the 2011-A Exchange Noteholder will be conclusive and binding upon the 2011-A Exchange Noteholder and upon all future holders of this 2011-A Exchange Note and of any 2011-A Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 2011-A Exchange Note.
     The term “Borrower”, as used in this 2011-A Exchange Note, includes any successor to any of the Borrowers under the Credit and Security Agreement.

     This 2011-A Exchange Note is issuable only in registered form as provided in the Credit and Security Agreement and the Exchange Note Supplement, subject to certain limitations therein set forth.
     This 2011-A Exchange Note, the Credit and Security Agreement and the Exchange Note Supplement will be governed by, and construed in accordance with the laws of the State of Delaware.
     No reference herein to the Credit and Security Agreement or the Exchange Note Supplement, and no provision of this 2011-A Exchange Note or of the Credit and Security Agreement will alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this 2011-A Exchange Note at the time, place and rate, and in the coin or currency herein prescribed.
     Anything herein to the contrary notwithstanding, except as expressly provided in the 2011-A Basic Documents, none of U.S. Bank National Association, in its individual capacity or HTD Leasing LLC, in its individual capacity, or any of their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal or of interest on this 2011-A Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Credit and Security Agreement or the Exchange Note Supplement. The 2011-A Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the 2011-A Basic Documents, in the case of an Exchange Note Default under the Credit and Security Agreement or the Exchange Note Supplement, the 2011-A Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrowers for any and all liabilities, obligations and undertakings contained in the Credit and Security Agreement, the Exchange Note Supplement or in this 2011-A Exchange Note.

ASSIGNMENT
     Social Security or taxpayer I.D. or other identifying number of assignee.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto

(name and address of assignee)
the within 2011-A Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________, attorney, to transfer said 2011-A Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.
Date:

Signature Guaranteed:*

*	Note: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within 2011-A Exchange Note in every particular, without alteration, enlargement or any change whatsoever.

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